UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2016

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, CEB Inc. (“CEB”) entered into letter agreements with Melody L. Jones, CEB’s Chief Administrative Officer, and Richard S. Lindahl, CEB’s Chief Financial Officer.  CEB’s Chief Executive Officer, Thomas L. Monahan III, will step down from that role when a new Chief Executive Officer commences employment, as provided in the Transition Agreement between Mr. Monahan and CEB dated August 30, 2016.  The letter agreements are intended to incentivize Ms. Jones and Mr. Lindahl to remain employed with CEB for at least a minimum period of time following the appointment of a new Chief Executive Officer.

Ms. Jones has provided critical assistance with the transition planning for Mr. Monahan’s forthcoming departure, and will play a key role in assisting the new Chief Executive Officer transition into his or her role, as well as ensuring continuity of support for key governance matters with the Board of Directors.  Ms. Jones has agreed to remain employed with CEB for a transition period through the later of December 31, 2017 or the end of the second calendar quarter following a new CEO’s commencement of employment.  Her letter agreement includes the following key provisions:

•	She will be eligible to receive a base salary increase effective April 1, 2017, a 2016 bonus determined in the normal course, and a standard annual equity incentive grant in March 2017.
•

Her annual bonus for 2017 will be no less than 100% of her target bonus and, if the transition period continues into 2018, she will be eligible to receive a prorated annual bonus for 2018 based on no less than 100% of her target bonus.

•

Ms. Jones, who has been with CEB since 2005, will vest in all of her outstanding CEB equity awards upon her termination of employment pursuant to the retirement provisions of CEB’s 2012 Stock Incentive Plan.

•	Following her termination, Ms. Jones will be eligible for coverage under CEB’s Retiree Medical Policy as currently in effect.

Mr. Lindahl’s continued services will be critical for ensuring consistency of communication with the Board of Directors and capital markets participants and assisting with transition matters for the new Chief Executive Officer.  Mr. Lindahl has agreed to remain employed with CEB for a transition period through the later of December 31, 2017 or the end of the second calendar quarter following when the new CEO commences employment.  Pursuant to his letter agreement, he will be eligible to receive a base salary increase effective April 1, 2017, a 2016 bonus determined in the normal course, and a standard annual equity incentive grant in March 2017.  In addition, his annual bonus for 2017 will be no less than 100% of his target bonus and, if the transition period continues into 2018, he will be eligible to receive a prorated annual bonus for 2018 based on no less than 100% of his target bonus.

The foregoing description of the letter agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement between CEB and Melody L. Jones, dated September 30, 2016.
10.2	Letter Agreement between CEB and Richard S. Lindahl, dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB Inc.
(Registrant)
Date: October 7, 2016

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between CEB and Melody L. Jones, dated September 30, 2016.
10.2	Letter Agreement between CEB and Richard S. Lindahl, dated September 30, 2016.